                                                                                                   Exhibit 99.1
[LOGO] PHOENIX

The Phoenix Companies, Inc.                     N  E  W  S     R  E  L  E  A S E

One American Row                                FOR IMMEDIATE RELEASE

PO Box 5056                                     Contact:  Media Relations: Alice S. Ericson 860-403-5946
Hartford CT 06102-5056                          Investor Relations: Peter A. Hofmann 860-403-7100
PhoenixWealthManagement.com

              The Phoenix Companies, Inc. Files Form 10-K That Includes Revisions to 2003, 2002
               and 2001 Net Income
                     •  Total Segment Income and 2003 Stockholders' Equity Unchanged

     HARTFORD, Conn., March 15, 2004 - The Phoenix Companies, Inc. (NYSE: PNX) today filed its Annual Report on
Form 10-K for the fiscal year ended December 31, 2003, which includes revisions to previously reported 2003,
2002 and 2001 net income and certain balance sheet amounts. Total segment income in each of the three years is unchanged, as is stockholders' equity as of December 31, 2003. The revisions were due to a change in accounting methodology related to the company's accounting for certain collateralized debt obligation pools (CDOs) and to the adoption of a new accounting standard, FIN 46-R, in the fourth quarter of 2003 as reported in Phoenix's
February 9, 2004 earnings release. The company has revised its financial statements to reflect this methodology for consolidating CDOs for each of the years 2003, 2002 and 2001. This change eliminated the previously disclosed cumulative effect of adopting FIN 46-R as of December 31, 2003. Phoenix, through discussions with its independent accountants and staff of the Securities and Exchange Commission, determined that the consolidation methodology used should be applied to prior periods.
     The revisions to previously reported amounts relate to three non-recourse CDOs, which have been reflected on Phoenix's balance sheet. Generally accepted accounting principles (GAAP) require Phoenix to consolidate all the assets and liabilities of these CDOs, which results in the recognition of realized and unrealized losses even though the company has no legal obligation to fund such losses before or at settlement of these obligations. The effect of the revised method is to decrease 2003 and increase 2002 and 2001 non-cash realized investment losses in excess of the company's direct investment in these CDOs. These investment losses will be reversed as the CDOs mature, are liquidated or de-consolidated.

                                                    -more-

The Phoenix Companies, Inc....2

Summary of Revisions (in millions except per share)

                                                                  2003            2002               2001
Net loss
  As Reported                                                  $(35.4)       $(246.0)         $ (202.7)
  As Restated                                                   (6.2)        (272.3)           (215.2)
                                                               ---------       ---------         ----------
  Change                                                       $   29.2        $(26.3)         $ (12.5)
                                                               =========       =========         ==========
Total Segment Income (loss)1
  As Reported                                                  $   57.3        $(60.4)         $ (74.7)
  As Restated                                                      57.3         (60.4)           (74.7)
                                                               ---------       ---------         ----------
  Change                                                       $    --         $    --           $    --
                                                               =========        ========         ==========
Total Stockholders' Equity
  As Reported                                                  $1,947.8        $2,031.7          $ 2,395.7
  As Restated                                                   1,947.8         1,826.8            2,307.8
                                                               ---------       ---------         ----------
  Change                                                       $   --          $ (204.9)         $ (87.9)
                                                               =========        ========         ==========
Total Segment Income (loss) per share - diluted
  As Reported                                                  $   0.59        $ (0.62)         $ (0.71)
  As Restated                                                      0.59          (0.62)           (0.71)
                                                               ---------       ---------         ----------
  Change                                                       $   --          $   --            $    --
                                                               =========        ========         ==========
Net loss per share - basic & diluted
  As Reported                                                  $(0.38)       $ (2.51)         $ (1.94)
  As Restated                                                   (0.07)         (2.78)           (2.06)
                                                               ---------        --------         ----------
  Change                                                       $   0.31         $(0.27)         $ (0.12)
                                                               =========        ========         ==========

     1 Total segment income is a non-GAAP financial measure. A reconciliation of non-GAAP financial measures to
GAAP is provided in the table at the end of this release.

     Although these revisions have no economic impact on the company, the accounting may result in volatility in future reported earnings and stockholders' equity. The Financial Accounting Standards Board has revised consolidation guidance several times since early 2002, and it is expected that this accounting will continue to be the subject of additional discussion. Subsequent guidance and interpretations may affect our application of consolidation accounting in future periods.
     The Phoenix Companies, Inc. is a leading provider of wealth management products and services to individuals and institutions. Through a variety of advisors and financial services firms, Phoenix helps the affluent and high net worth accumulate, preserve and transfer their wealth with an innovative portfolio of life insurance, annuity and investment management products and services. Phoenix has corporate offices in Hartford,
Conn. For more information on Phoenix, visit www.PhoenixWealthManagement.com.

                                                    -more-

The Phoenix Companies, Inc....3

Reconciliation of Income Measures
For the years ended December 31, 2003, 2002 and 2001
(in millions)

                                                                  2003             2002              2001
                                                             --------------  ---------------   ---------------
Segment Income (loss)
Life insurance1                                                     $103.5          $ 101.0             $72.0
Annuities                                                             (4.1)           (20.7)             10.9
                                                             --------------  ---------------   ---------------
Life and annuity segment                                              99.4             80.3              82.9
Asset management segment                                              (8.7)           (69.9)             (8.7)
Venture capital segment                                               36.2            (59.3)           (159.6)
Corporate and other segment                                          (47.8)           (40.0)            (34.7)
                                                             --------------  ---------------   ---------------
Total segment income (loss), before income taxes                      79.1            (88.9)           (120.1)
Applicable income taxes (benefit)                                     21.8            (28.5)            (45.4)
                                                             --------------  ---------------   ---------------
Total segment income (loss)                                           57.3            (60.4)            (74.7)

Realized investment losses, after income taxes
  and other offsets                                                  (54.2)           (65.6)            (55.5)
Loss from discontinued operations, net of income taxes1               (2.1)            (1.3)             (2.5)
Restructuring charges, net of income taxes                            (8.5)           (28.5)            (15.5)
Deferred policy acquisition cost adjustment, net of income
   taxes                                                               -               15.1                 -
Demutualization related items, net of income taxes                     -               (1.3)            (23.9)
Expense of purchase of Phoenix Investment Partners
   minority interest, net of income taxes                              -                -               (52.8)
Mutual life surplus tax                                                -                -                21.0
Pension adjustment, net of income taxes                                -                -                 2.9
Other income, net of income taxes                                      1.3              -                 2.4
                                                             --------------  ---------------   ---------------
Net income loss before cumulative effect
  of accounting changes                                               (6.2)          (142.0)           (198.6)
Cumulative effect of accounting changes                                -             (130.3)            (16.6)
                                                             --------------  ---------------   ---------------
Net loss                                                            $ (6.2)         $(272.3)          $(215.2)
                                                             --------------  ---------------   ---------------

1Trust Operations were discontinued in the fourth quarter of 2003. Prior period results have been restated.
Note: For additional information, see our financial supplement at PhoenixWealthManagement.com.

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